UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2009

Youbet.com, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-34276	95-4627253
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2600 West Olive Avenue, 5th floor, Burbank, CA	91505
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 668-2100

(Former name or former address if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 8, 2009, Youbet.com, Inc. (the “Company”) entered into an Employment Letter Agreement (the “Employment Letter”) with Susan Bracey under which Ms. Bracey will serve as Interim Chief Financial Officer of the Company effective as of September 9, 2009. A brief description of the material terms of the Employment Letter is contained in Item 5.02(c) of this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c) On September 8, 2009, the Company announced that it has appointed Susan Bracey as Interim Chief Financial Officer of the Company effective as of September 9, 2009. Ms. Bracey, age 45, has served as a consultant with the Company since August 2009. From May 2000 to August 2008, Ms. Bracey worked for Ticketmaster, serving as its Chief Financial Officer and Executive Vice President since 2003, during which time she managed all aspects of global finance and accounting. Prior to joining Ticketmaster, Ms. Bracey served as Chief Financial Officer and Senior Vice President of Finance at the National Opinion Research Center at the University of Chicago and as Vice President of Finance and Controller at FOX Broadcasting Company. Ms. Bracey started her career at Ernst & Young, LLP. Ms. Bracey received a B.A. in business administration with a major in accounting from Chicago State University and is a Certified Public Accountant.

A copy of the press release announcing Ms. Bracey’s appointment is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

In connection with her appointment as Interim Chief Financial Officer of the Company, Ms. Bracey and the Company executed the Employment Letter on September 8, 2009. The Employment Letter provides for a six month employment period starting on September 9, 2009, which may be extended upon mutual agreement of the parties, and a base salary of $250,000 on an annualized basis during such period. Under the Employment letter, Ms. Bracey will be eligible for a performance bonus to be determined in the discretion of the Compensation Committee of the Company’s Board of Directors, in consultation with the Company’s Chief Executive Officer, and she will also receive a bonus to be determined in the discretion of the Compensation Committee of the Company’s Board of Directors, in consultation with the Company’s Chief Executive Officer, upon the achievement by the Company of certain strategic objectives during the six-month employment period. Ms. Bracey will also be entitled to receive other benefits normally provided to senior executives, including participation in employee benefit programs maintained by the Company. The Employment Letter also provides for an initial grant, subject to approval by the Company’s Compensation Committee, of options to purchase 30,000 shares of the Company’s common stock pursuant to the Company’s Equity Incentive Plan. The options will have an exercise price equal to the closing price of the Company’s common stock on the date of grant and will vest ratably over a four-year period beginning on the date of grant.

The foregoing description does not purport to be complete and is qualified in its entirety by reference to the Employment Letter, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Exhibits

10.1	Employment Letter Agreement, dated as of September 8, 2009, between Youbet.com, Inc. and Susan Bracey.

99.1	Press Release issued September 8, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

YOUBET.COM, INC.

Dated: September 8, 2009	By:	/s/ David Goldberg

	Name:	David Goldberg
	Title:	Chief Executive Officer

Exhibit Index

Exhibit No.	Description

10.1	Employment Letter Agreement, dated as of September 8, 2009, between Youbet.com, Inc. and Susan Bracey.

99.1	Youbet.com, Inc. Press Release dated September 8, 2009.